EXHIBIT 4.1

Execution Version

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

(the “Agreement”) entered into as of the 1st day of August 2022 among The Chemours Company, a Delaware corporation (the “Issuer”), U.S. Bank National Association ("the Retiring Trustee"), and Deutsche Bank Trust Company Americas, a New York banking corporation (“DBTCA"’).

W I T N E S S E T H

WHEREAS, the Issuer and Retiring Trustee entered into that certain Indenture dated as of November 27, 2020 (as amended and supplemented to the date hereof, the “Indenture”) with respect to the issuance of Senior Debt Securities (as defined in the Indenture), of which $800,000,000 aggregate principal amount of the Issuer’s 5.750% Senior Notes due 2028 (the “2028 Notes”) and $650,000,000 aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”) are outstanding as of the date hereof; and

WHEREAS, Retiring Trustee has been acting as Trustee (as defined in the Indenture) under the Indenture; and

WHEREAS, Section 7.10 of the Indenture provides that Retiring Trustee may resign at any time and be discharged of the trust created by the Indenture by giving written notice thereof to the Issuer which resignation shall become effective upon the appointment of and acceptance of such appointment by a successor trustee; and

WHEREAS, Retiring Trustee, pursuant to the provisions of Section 7.10 of the Indenture, has given such written notice to the Issuer on the 1st day of August 2022, a copy of which is attached hereto as Exhibit A, which resignation shall create a vacancy in the office of the Trustee; and

WHEREAS, Section 7.10 of the Indenture further provides that the Issuer shall promptly appoint a successor trustee to fill a vacancy in the office of Trustee under the Indenture; and

WHEREAS, the Issuer wishes to appoint DBTCA as successor trustee under the Indenture; and

WHEREAS, DBTCA is willing to accept such appointment as successor trustee on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, DBTCA is eligible to act as successor trustee under the Indenture;

NOW, THEREFORE, pursuant to the provisions of the Indenture and in consideration of the covenants herein contained, it is agreed among the Issuer, Retiring Trustee and DBTCA as follows:

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1.
The Issuer hereby accepts the resignation of Retiring Trustee as Trustee and, pursuant to the authority vested in it by Section 7.10 of the Indenture and by resolution of its Board of Directors dated July 26, 2022, a copy of which is attached hereto as Exhibit D, hereby appoints DBTCA as successor trustee under the Indenture, with all the estate, properties, rights, powers, trusts, duties and obligations heretofore vested in Retiring Trustee as Trustee under the Indenture and designates the Corporate Trust Office of DBTCA presently located at I Columbus Circle, 17th Floor, Trust and Agency Services, New York, New York 10019, Attention: Corporates Team Deal Manager – The Chemours Company, as the office or agency of the Issuer in New York, New York where the Notes may be presented for payment, registration of transfer and exchange. Such office shall also constitute the “principal corporate trust office” as such term is used in the Indenture. Retiring Trustee’s resignation as Trustee and DBTCA’s appointment and acceptance as successor trustee shall be effective as set forth in Section 17.

2.
The signatories of the Issuer executing this Agreement on behalf of the Issuer hereby certify that the Issuer has the power and authority to: (a) accept the Retiring Trustee’s resignation as Trustee, Security Registrar (as defined in the Indenture), paying agent and transfer agent under the Indenture; (b) appoint DBTCA as the successor trustee as Trustee, Security Registrar, paying agent and transfer agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the resignation of the Retiring Trustee and the succession of DBTCA as the successor trustee as Trustee, Security Registrar, paying agent and transfer agent under the Indenture.

3.
The Issuer represents and warrants that:

(a)
it is validly organized and existing under the laws of the jurisdiction of its incorporation;

(b)
the Notes were validly and lawfully issued;

(c)
it has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Indenture;

(d)
it has no knowledge of the existence of any default, or Event of Default (as defined in the Indenture), or any event which upon notice or passage of time or both would become an Event of Default, under the Indenture;

(e)
it has not appointed any paying agents under the Indenture other than Retiring Trustee;

(f)
it will continue to perform the obligations undertaken by it under the Indenture;

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(g)
promptly after the execution and delivery of this Agreement, it will deliver or cause to be delivered to each securityholder a Notice of Resignation of Trustee and a Notice of Appointment of Successor Trustee, forms of which are attached hereto as Exhibits B and C, respectively; and

(h)
this Agreement has been duly and validly authorized, executed and delivered by the Issuer and, assuming the due authorization, execution and delivery hereof by the Retiring Trustee and DBTCA, constitutes a legal, valid and binding obligation of the Issuer.

The Issuer agrees to indemnify and hold harmless the successor trustee and its directors, officers, employees and agents (the “Indemnified Parties”) from and against any expenses and liabilities (each an “Indemnifiable Loss”) that the Indemnified Parties may incur in connection with the following:

(a)
any breach by the Retiring Trustee of any of its representations, warranties or covenants under the Indenture; and

(b)
any performance (or non-performance) by the Retiring Trustee under the Indenture.

4.
The Retiring Trustee hereby assigns, transfers, delivers and confirms to DBTCA all the right, title, and interest of the Retiring Trustee in and to the trusts under the Indenture and all the estates, properties, rights, powers, trusts, duties and obligations of the Retiring Trustee under the Indenture. The Retiring Trustee shall execute and deliver such further instruments and shall do such other things as DBTCA or the Issuer may reasonably require so as to more fully and certainly vest and confirm in DBTCA all the estates, properties, rights, powers, trusts, duties and obligations hereby assigned, transferred, delivered and confirmed to DBTCA as trustee, registrar, paying agent and transfer agent. The Retiring Trustee hereby confirms, as of the date hereof, that the principal amount of 2028 Notes outstanding is $800,000,000 and that the principal amount of 2029 Notes outstanding is $650,000,000.

5.
Retiring Trustee represents and warrants to DBTCA that:

(a)
It has made, or promptly will make, available to DBTCA originals of all documents relating to the trust created by the Indenture (including, without limitation, originals of all global notes required to be held by it as custodian for The Depository Trust Company) and all information in the possession of its Corporate Trust Department relating to the administration and status thereof and will furnish to DBTCA any of such documents or information DBTCA may select;

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(b)
No covenant or condition contained in the Indenture has been waived by the Retiring Trustee or, to the best of the knowledge of the Retiring Trustee, by the holders of the percentage in aggregate principal amount of the Notes required by the Indenture to effect any such waiver;

(c)
There is no action, suit or proceeding pending or, to the best of the knowledge of the Retiring Trustee, threatened against the Retiring Trustee before any court or any governmental authority arising out of any action or omission by the Retiring Trustee as Trustee under the Indenture;

(d)
As of the effective date of this Agreement, the Retiring Trustee will hold no moneys or property under the Indenture;

(e)
This Agreement has been duly authorized, executed and delivered on behalf of the Retiring Trustee and, assuming the due authorization, execution and delivery hereof by the Issuer and the successor trustee, constitutes its legal, valid and binding obligation;

(f)
To the best of the knowledge of the Retiring Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture; and

(g)
It has lawfully and fully discharged its duties as Trustee under the Indenture.

6.
DBTCA represents that it is eligible to act as Trustee under the provisions of the Indenture.

7.
DBTCA hereby accepts its appointment as successor trustee under the Indenture and accepts the trust created thereby, and assumes all rights, powers, duties and obligations of the Trustee under the Indenture. DBTCA will perform said trust and will exercise said rights, powers, duties, and obligations upon the terms and conditions set forth in the Indenture, provided, however, that it is understood and agreed by the parties hereto that DBTCA does not assume responsibility for or any liability in connection with Retiring Trustee’s or its agents performance of the respective trusts, duties and obligations under the Indenture, and it is further understood and agreed by the parties that the provisions of Section 7.06 of the Indenture shall survive, for the benefit of Retiring Trustee, Retiring Trustee’s resignation hereunder. The Issuer and the Retiring Trustee acknowledge and agree that DBTCA shall have no liability for any actions, performance, or non- performance by the Retiring Trustee in fulfilling its duties under the Indenture prior to the date determined in Section 17 hereof. The Issuer and DBTCA acknowledge and agree that the Retiring Trustee shall have no liability for any actions, performance, or non-performance by DBTCA in fulfilling its duties under the Indenture arising on or after the date determined in Section 17 hereof.

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8.
DBTCA hereby accepts the designation of its Corporate Trust Office as the office or agency of the Issuer in New York, New York where the Notes may be presented for payment, registration of transfer, and exchange.

9.
Pursuant to the written request of DBTCA and the Issuer hereby made, Retiring Trustee, upon payment of its outstanding charges, receipt of which is hereby acknowledged, confirms, assigns, transfers and sets over to DBTCA, as successor trustee under the Indenture, upon the trust expressed in the Indenture, any and all moneys and all the rights, powers, duties and obligations which Retiring Trustee now holds under and by virtue of the Indenture.

10.
The Issuer, for the purpose of more fully and certainly vesting in and confirming to DBTCA, as successor trustee under the Indenture, said trusts, rights, powers, duties and obligations, at the request of DBTCA, hereby joins in the execution hereof.

11.
The Issuer, and Retiring Trustee hereby agree, upon the request of DBTCA, to execute, acknowledge and deliver such further instruments of conveyance and assurance and to do such other things as may be required for more fully and certainly vesting and confirming in DBTCA all of the properties, rights, powers, duties and obligations of Retiring Trustee as Trustee under the Indenture.

12.
Terms not otherwise defined in this Agreement shall have the definitions given thereto in the Indenture.

13.
The effect and meaning of this Agreement and the rights of all parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

14.
This Agreement may be simultaneously executed in any number of counterparts. Each such counterpart so executed shall be deemed to be an original, but all together shall constitute but one and the same instrument.

15.
USA PATRIOT Act Section 326 Customer Identification Program

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to DBTCA such information as it may request, from time to time, in order for DBTCA to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for

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formation documents such as articles of incorporation or other identifying documents to be provided.

16.
DBTCA shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

17.
This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on the later to occur of (i) the date first above written upon the execution and delivery hereof by each of the parties hereto, and (ii) the day such resignation, appointment and acceptance becomes effective at The Depository Trust Company, as depositary for the global notes representing the Notes, in accordance with its applicable procedures.

18.
The parties hereto agree that this Agreement does not constitute (a) an assumption by DBTCA of any liability of the Retiring Trustee arising out of any actions or inaction by the Retiring Trustee under the Indenture or (b) an assumption by the Retiring Trustee of any liability of DBTCA arising out of any actions or inaction by DBTCA under the Indenture.

19.
Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When any party to this Agreement acts on any Executed Documentation sent by electronic transmission, such party will not be responsible or liable for

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any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that such party shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of any party acting on unauthorized instructions and the risk of interception and misuse by third parties.

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IN WITNESS WHEREOF, The Chemours Company has caused this instrument to be executed by one of its duly authorized officers; US. Bank National Association has caused this instrument to be executed by one of its duly authorized officers; and Deutsche Bank Trust Company Americas has caused this instrument to be executed by two of its duly authorized officers, all as of the date first written above

The Chemours Company

By /s/ Sameer Ralhan

Name: Sameer Ralhan

Title: SVP and CFO

U.S. Bank National Association,

as Retiring Trustee

By /s/ Mark DiGiacomo Name: Mark DiGiacomo

Title: Vice President

Deutsche Bank Trust Company Americas, as successor trustee

By /s/ Rodney Gaughan Name: Rodney Gaughan

Title: Vice President

By /s/ Irina Golovashchuk Name: Irina Golovashchuk

Title: Vice President

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EXHIBIT A

U.S. Bank National Association 333 Thornall St, 4th Floor Edison, New Jersey 08837

August 1, 2022

The Chemours Company 1007 Market Street

Wilmington, Delaware 19801

Re: Notice of Resignation of Trustee

Notice is hereby given to The Chemours Company (the “Issuer”), pursuant to Section

7.10 of the Indenture, dated November 27, 2020, by and between the Issuer and U.S. Bank National Association (as amended and supplemented to the date hereof, the “Indenture”) under which the Issuer’s 5.750% Senior Notes due 2028 (the “2028 Notes”) and 4.625% Senior Notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”) were issued, that U.S. Bank National Association has resigned as Trustee, Security Registrar and paying agent under the Indenture, effective August 11, 2022. Capitalized terms used but not defined herein have the meanings given in the Indenture.

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Sincerely,

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Mark DiGiacomo Name: Mark DiGiacomo

Title: Vice President

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EXHIBIT B

THE CHEMOURS COMPANY

NOTICE OF RESIGNATION OF TRUSTEE

To the Holders of

5.750% Senior Notes due 2028, CUSIPs 163851AF5 and U16309AH6 (the “2028 Notes”) and 4.625% Senior Notes due 2029, CUSIPs 163851AH1 and U16309AJ2 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”)

NOTICE IS HEREBY GIVEN, pursuant to Section 7.10 of the Indenture, dated November 27, 2020, by and between The Chemours Company and U.S. Bank National Association (as amended and supplemented to the date hereof, the “Indenture”) under which the above mentioned Notes were issued, that U.S. Bank National Association has resigned as Trustee, Security Registrar and paying agent under the Indenture, effective August 11, 2022.

The Chemours Company

Dated: August 1, 2022

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EXHIBIT C

THE CHEMOURS COMPANY

NOTICE OF APPOINTMENT OF SUCCESSOR TRUSTEE

To the Holders of

5.750% Senior Notes due 2028, CUSIPs 163851AF5 and U16309AH6 (the “2028 Notes”) and 4.625% Senior Notes due 2029, CUSIPs 163851AH1 and U16309AJ2 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”)

NOTICE IS HEREBY GIVEN that The Chemours Company (the “Company”) has received a notice of resignation from U.S. Bank National Association, as Trustee, Security Registrar and paying agent under the Indenture, dated as of November 27, 2020 (as amended and supplemented to the date hereof, the ”Indenture”), such resignation to be effective August 11, 2022.

NOTICE IS HEREBY FURTHER GIVEN that pursuant to Section 7.10 of the Indenture, the Company has appointed Deutsche Bank Trust Company Americas, a New York banking corporation, as successor Trustee, Security Registrar and paying agent under the Indenture. Deutsche Bank Trust Company Americas has, pursuant to Section 7.11 of the Indenture, accepted such appointment to be effective August 11, 2022. The address of the Corporate Trust Office of Deutsche Bank Trust Company Americas is I Columbus Circle, 17th Floor, Trust and Agency Services, New York, New York 10019, Attention: Corporates Team Deal Manager – The Chemours Company, Telecopy: +1(732) 578-4635. Said office has also been designated as the office or agency of the Company where said Notes may be presented for payment, registration of transfer or exchange as provided in the Indenture. Notes being sent to Deutsche Bank Trust Company Americas for payment, registration of transfer or exchange should be sent to one of the following addresses:

By Mail:

DB Services Americas, Inc. MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

By Overnight Courier:

DB Services Americas, Inc. MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Dated: August 1, 2022

The Chemours Company

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EXHIBIT D

BOARD RESOLUTIONS

The following is a true copy of resolutions adopted on July 26, 2022 by the Board of Directors of The Chemours Company, a Delaware corporation (the “Company”).

RESOLVED, that any officer of this Company is hereby authorized to accept the resignation of U.S. Bank National Association as Trustee, Security Registrar and paying agent under the Indenture, dated as of November 27, 2020, by and between the Company and U.S. Bank National Association (as amended and supplemented to the date hereof, the “Indenture”) and to appoint Deutsche Bank Trust Company Americas, a New York banking corporation, as successor Trustee, Security Registrar and paying agent under the Indenture and the office or agency of the Company where securities issued and outstanding under the Indenture may be presented for payment, registration of transfer or exchange as provided in the Indenture; and

FURTHER RESOLVED, that any officer of this Company is hereby authorized to enter into such agreements and other instruments as may be necessary or desirable to effectuate the appointment of said Deutsche Bank Trust Company Americas as successor Trustee, Security Registrar and paying agent under said Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 1st day of August, 2022.

/s/ David C. Shelton

David C. Shelton Corporate Secretary

[Signature Page to Secretary’s Certificate]